Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS OUTSTANDING OPERATING RESULTS FOR THE FIRST QUARTER 2007

BETHESDA, MD; April 25, 2007 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced its results of operations for the first quarter ended March 23, 2007.

•

Total revenue increased 25.7% to $1,037 million for the first quarter of 2007, which includes $151 million of revenues for the Starwood portfolio acquired in April 2006. Excluding the revenues from the Starwood portfolio, revenues increased 7.4%.

•

Net income increased $15 million to $187 million for the first quarter of 2007. Earnings per diluted share decreased $.09 to $.35 for the first quarter of 2007, primarily as a result of the shares issued in the second quarter of 2006 for the acquisition of the Starwood portfolio. Earnings per diluted share from continuing operations increased by $.06 to $.08 for the quarter.

Net income includes a net gain of $136 million, or $.26 per diluted share, for the first quarter of 2007 and $146 million, or $.39 per diluted share, for the first quarter of 2006 from gains on hotel dispositions. For further detail, refer to the “Schedule of Significant Transactions Affecting Earnings per Share” attached to this press release.

•	Funds from Operations (FFO) per diluted share increased $.03 to $.30 for the first quarter of 2007.

The Company also announced the following first quarter results for Host Hotels & Resorts, L.P., through which it conducts all of its operations and holds 96.6% of the partnership interests:

•

Net income increased $13 million to $194 million for the first quarter of 2007. Net income of Host LP was also affected by gains on hotel dispositions—See “Schedule of Significant Transactions Affecting Earnings per Share.”

•

Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, increased 24% to $263 million for the first quarter of 2007, primarily due to growth in EBITDA from the Company’s comparable hotel portfolio and EBITDA generated by the Starwood portfolio.

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR for the first quarter of 2007 increased 6.2%, driven by a 6.5% increase in average room rate, while occupancy declined 0.2 percentage points. In addition to comparable hotel RevPAR, the Company is presenting the RevPAR for its comparable hotels plus the Starwood portfolio acquired in 2006 due to the significant contribution of these hotels to the Company’s operations. RevPAR for the comparable hotels plus the Starwood portfolio, which includes the 24 hotels acquired from Starwood in 2006 that we own as of March 23, 2007, increased 7.0% for the quarter, driven by a 6.3% increase in average room rate and a .5 percentage point increase in occupancy. For further detail, see “Notes to the Financial Information.” Comparable hotel adjusted operating profit margins increased 0.3 percentage points when compared to the first quarter of 2006.

Christopher J. Nassetta, president and chief executive officer, stated, “We were pleased to have carried over the momentum from a strong 2006 into the first quarter of 2007. Our continued strong operating performance resulted in FFO per diluted share of $.30, which exceeded the high-end of our guidance by $.02.”

ASSET DISPOSITIONS

During the first quarter of 2007, the Company sold seven non-core properties for total proceeds of approximately $333 million and recorded a gain from the sales of approximately $141 million during the quarter.

FINANCING ACTIVITIES AND BALANCE SHEET

During the first quarter, the Company continued to extend its maturity profile and reduce interest costs, as well as manage its capital structure to provide financial flexibility. On March 23, 2007, the Company issued, through Host Hotels & Resorts, L.P., $600 million of 2 5/8% Exchangeable Senior Debentures due 2027 and received net proceeds of approximately $589 million. The Company also repaid the $250 million outstanding balance under its credit facility and currently has $575 million of available capacity on the facility.

The Company completed the following mortgage debt transactions in 2007 (in millions):

Date	Property	Rate	Maturity Date	Amount
Issuances
February	Harbor Beach Marriott	5.55%	3/1/2014	$134
March	The Ritz-Carlton, Naples and Newport Beach Marriott	5.53%	3/1/2014	300
Repayments
February	Harbor Beach Marriott	8.58%	2/8/2007	88
March	JW Marriott, Washington, D.C.	7.42%	3/7/2007	88
April	Four Seasons Hotel Atlanta	8.41%	4/1/2022	33
April	Philadelphia Marriott Convention Center	8.52%	4/1/2009	96

As of March 23, 2007, the Company had approximately $1,171 million of cash and cash equivalents, approximately $800 million of which has been, or is expected to be, used to prepay mortgage debt and related costs and to pay common and preferred dividends in the second quarter. As a result of the completed and anticipated second quarter mortgage debt repayments, including the April transactions detailed above, the Company expects its total debt balance will be approximately $5,820 million. Excluding amounts necessary for working capital, the Company intends to use its remaining available funds to further invest in its portfolio, acquire new properties or make further debt repayments.

DIVIDEND

As previously announced, the Company expects to declare a fixed $.20 per share common dividend each quarter, as well as a special dividend in the fourth quarter of each year, the amount of which will be based on the Company’s taxable income. Based on the Company’s 2007 guidance, the Company expects meaningful growth in the fourth quarter special dividend relative to the 2006 special dividend of $.05 per share.

2007 OUTLOOK

The Company expects comparable hotel RevPAR to increase approximately 6.5% to 8.0% for the full year. The Company expects RevPAR for the comparable hotels plus the Starwood portfolio to increase approximately 6.5% to 8.5% for both the second quarter and full year. For full year 2007, the Company expects its operating profit margins under GAAP to increase approximately 30 basis points to 80 basis points and its comparable hotel adjusted operating profit margins to increase approximately 100 basis points to 125 basis points. Based upon this guidance, the Company estimates that full year 2007 guidance for Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. would be as follows:

Host Hotels & Resorts, Inc.

•	earnings per diluted share should be approximately $.20 to $.22 for the second quarter and $1.05 to $1.13 for the full year;

•	net income should be approximately $109 million to $119 million for the second quarter and $573 million to $619 million for the full year; and

•

FFO per diluted share should be approximately $.43 to $.45 for the second quarter and $1.76 to $1.84 for the full year (including a charge of approximately $45 million for both the second quarter and full year with a per diluted share effect of $.08 for debt prepayment costs).

Host Hotels & Resorts, L.P.

•	net income for full year 2007 should be approximately $594 million to $640 million; and

•	Adjusted EBITDA for full year 2007 should be approximately $1,450 million to $1,490 million.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company that is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 121 properties with approximately 64,000 rooms, and also holds a minority interest in a joint venture that owns seven hotels in Europe with approximately 2,700 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 24, 2007, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host and Host LP, the primary difference is approximately 3.4% of the partnership interests in Host LP held by outside partners as of April 24, 2007, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

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HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets March 23, 2007 (unaudited) and December 31, 2006	6

Consolidated Statements of Operations (unaudited) Quarter Ended March 23, 2007 and March 24, 2006	7

Earnings per Common Share	8

Schedule of Significant Transactions Affecting Earnings per Share	8

Hotel Operating Data

Comparable Hotels by Region and Property Type	9

Comparable Hotels plus Starwood Portfolio by Region and Property Type	10

Schedule of Comparable Hotel Results	11

Other Financial and Operating Data	14

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share	16

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations Quarter Ended March 23, 2007 and March 24, 2006	17

Reconciliation of Net Income to EBITDA and Adjusted EBITDA	18

2007 FORECAST INFORMATION

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for Second Quarter 2007 Forecasts	19

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for Full Year 2007 Forecasts	20

Schedule of Comparable Hotel Adjusted Operating Profit Margin for Full Year 2007 Forecasts	22

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2007 Forecasts	24

Notes to Financial Information	25

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	March 23, 2007	December 31, 2006
	(unaudited)
ASSETS
Property and equipment, net	$10,501	$10,584
Assets held for sale	—	96
Due from managers	89	51
Investments in affiliates	161	160
Deferred financing costs, net	62	60
Furniture, fixtures and equipment replacement fund	94	100
Other	188	199
Restricted cash	175	194
Cash and cash equivalents	1,171	364

Total assets	$12,441	$11,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt
Senior notes, including $1,086 million and $495 million, respectively, net of discount, of Exchangeable Senior Debentures	$4,117	$3,526
Mortgage debt	2,262	2,014
Credit facility	—	250
Other	88	88

Total debt	6,467	5,878
Accounts payable and accrued expenses	217	243
Other	230	252

Total liabilities	6,914	6,373

Interest of minority partners of Host Hotels & Resorts, L.P.	186	185
Interest of minority partners of other consolidated partnerships	32	28
Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $100 million) 50 million shares authorized; 4.0 million shares issued and outstanding	97	97
Common stock, par value $.01, 750 million shares authorized; 522.0 million shares and 521.1 million shares issued and outstanding, respectively	5	5
Additional paid-in capital	5,675	5,680
Accumulated other comprehensive income	25	25
Deficit	(493)	(585)

Total stockholders’ equity	5,309	5,222

Total liabilities and stockholders’ equity	$12,441	$11,808

(a)	Our consolidated balance sheet as of March 23, 2007 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 23, 2007	March 24, 2006
Revenues
Rooms	$614	$487
Food and beverage	323	259
Other	69	50

Total hotel sales	1,006	796
Rental income (b)	31	29

Total revenues	1,037	825

Expenses
Rooms	152	118
Food and beverage	237	191
Hotel departmental expenses	251	204
Management fees	45	34
Other property-level expenses (b)	81	61
Depreciation and amortization	116	87
Corporate and other expenses	21	20

Total operating costs and expenses	903	715

Operating profit	134	110
Interest income	6	5
Interest expense	(94)	(91)
Net gains on property transactions	1	1
Minority interest expense	(11)	(13)
Equity in earnings of affiliates	2	1

Income before income taxes	38	13
Benefit (provision) for income taxes	5	(1)

Income from continuing operations	43	12
Income from discontinued operations (c)	144	160

Net income	187	172
Less: Dividends on preferred stock	(2)	(6)

Net income available to common stockholders	$185	$166

Basic and diluted earnings per common share:
Continuing operations	$.08	$.02
Discontinued operations	.27	.42

Basic and diluted earnings per common share	$.35	$.44

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

(b)	Rental income and expense are as follows:

	Quarter ended
	March 23, 2007	March 24, 2006
Rental income
Full-service	$13	$11
Select service and office buildings	18	18

	$31	$29

Rental and other expenses (included in other property level expenses)
Full-service	$2	$1
Select service and office buildings	18	19

	$20	$20

(c)	Reflects the results of operations and gain on sale, net of the related income tax, for seven properties sold in 2007 and seven properties sold in 2006.

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 23, 2007			Quarter ended March 24, 2006
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$187	521.5	$.36	$172	378.0	$.46
Dividends on preferred stock	(2)	—	(.01)	(6)	—	(.02)

Basic earnings available to common stockholders (a)(b)	185	521.5	.35	166	378.0	.44
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.8	—	—	.9	—
Assuming conversion of minority OP units issuable	—	1.2	—	—	—	—

Diluted earnings available to common stockholders (a)(b)	$185	523.5	$.35	$166	378.9	$.44

(a)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, convertible debt securities and other minority interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.

(b)	Our results for both periods presented were significantly affected by certain transactions, which are detailed in the table below (in millions).

Schedule of Significant Transactions Affecting Earnings per Share

	Quarter ended March 23, 2007	Quarter ended March 24, 2006
	Net Income	Net Income
Gain on hotel dispositions, net of taxes	$141	$153
Minority interest expense (a)	(5)	(7)

Total (b)	$136	$146

Per diluted share	$.26	$.39

(a)	Represents the portion of the significant transactions attributable to minority partners in Host LP.

(b)	Net income of Host LP was also affected by the transactions discussed above, with the exception of the minority interest income (expense) item discussed in footnote (a). Accordingly, the total adjustments on the net income of Host LP were approximately $141 million and $153 million first quarter 2007 and 2006, respectively.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of March 23, 2007		Quarter ended of March 23, 2007			Quarter ended of March 24, 2006
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	22	12,017	$209.40	71.8%	$150.34	$195.49	73.2%	$143.10	5.1%
Florida	9	5,663	248.02	76.1	188.80	236.35	76.1	179.95	4.9
Mid-Atlantic	8	5,870	221.41	73.5	162.68	203.85	72.9	148.59	9.5
DC Metro	12	5,399	196.22	68.7	134.76	190.12	63.2	120.15	12.2
North Central	12	4,906	132.40	62.0	82.04	126.62	64.9	82.14	(0.1)
South Central	7	4,126	156.95	76.2	119.54	143.21	76.0	108.82	9.8
Atlanta	7	2,625	190.20	69.3	131.89	181.87	72.5	131.83	—
New England	6	3,032	147.94	62.9	92.99	142.28	63.7	90.60	2.6
Mountain	6	2,210	169.58	65.4	110.85	157.87	63.1	99.61	11.3
International	5	1,953	147.74	64.3	94.96	141.07	68.0	95.88	(1.0)

All Regions	94	47,801	194.15	70.3	136.54	182.36	70.5	128.62	6.2

Comparable Hotels by Property Type (a)

	As of March 23, 2007		Quarter ended of March 23, 2007			Quarter ended of March 24, 2006
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	40	23,519	$199.16	72.6%	$144.58	$185.57	72.3%	$134.23	7.7%
Suburban	28	10,901	155.15	65.2	101.11	146.53	65.0	95.18	6.2
Airport 16	15	6,556	143.30	69.5	99.66	136.05	69.8	94.90	5.0
Resort/Convention	11	6,825	286.77	71.7	205.62	269.08	74.2	199.78	2.9

All Types	94	47,801	194.15	70.3	136.54	182.36	70.5	128.62	6.2

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotels plus the Starwood Portfolio Hotel Operating Data

(unaudited)

Comparable Hotels plus the Starwood Portfolio by Region (a)

	As of March 23, 2007		Quarter ended of March 23, 2007			Quarter ended of March 24, 2006			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	28	16,020	$201.80	72.4%	$146.05	$190.47	73.4%	$139.75	4.5%
Florida	10	5,922	244.02	76.2	186.00	232.00	76.4	177.14	5.0
Mid-Atlantic	11	8,675	222.77	75.3	167.68	205.84	71.1	146.45	14.5
DC Metro	13	5,662	196.32	69.1	135.57	190.35	63.6	121.13	11.9
North Central	15	6,495	131.34	62.0	81.44	125.55	63.3	79.48	2.5
South Central	8	4,358	161.07	75.8	122.09	146.85	75.8	111.28	9.7
Atlanta	7	2,625	190.20	69.3	131.89	181.87	72.5	131.83	—
New England	11	5,663	146.83	58.6	86.08	142.73	58.3	83.21	3.4
Mountain	8	2,856	167.46	66.6	111.46	154.73	65.3	100.99	10.4
International	7	2,471	141.68	64.3	91.15	132.64	68.5	90.87	0.3

All Regions	118	60,747	191.03	70.2	134.03	179.75	69.7	125.21	7.0

Comparable Hotels plus the Starwood Portfolio by Property Type (a)

	As of March 23, 2007		Quarter ended of March 23, 2007			Quarter ended of March 24, 2006			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Urban	55	33,011	$195.84	71.8%	$140.70	$183.17	70.5%	$129.07	9.0%
Suburban	34	12,844	154.98	64.4	99.83	146.37	64.2	93.94	6.3
Airport	17	7,555	140.16	71.2	99.79	132.89	71.1	94.53	5.6
Resort/Convention	12	7,337	282.63	72.0	203.42	265.98	74.4	197.95	2.8

All Types	118	60,747	191.03	70.2	134.03	179.75	69.7	125.21	7.0

(a)	Reflects our comparable hotels plus the 24 hotels acquired from Starwood in 2006 that we own as of March 23, 2007. For further detail, see the notes to the financial information for a discussion of reporting periods and comparable hotel plus the Starwood portfolio RevPAR.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended
	March 23, 2007	March 24, 2006
Number of hotels	94	94
Number of rooms	47,801	47,801
Percent change in Comparable Hotel RevPAR	6.2%	—
Operating profit margin under GAAP (b)	12.9%	13.3%
Comparable hotel adjusted operating profit margin (c)	26.2%	25.9%
Food and beverage profit margin under GAAP (d)	26.6%	26.3%
Comparable food and beverage adjusted profit margin (e)	27.1%	26.3%
Comparable hotel sales
Room	$507	$478
Food and beverage (f)	269	259
Other	56	52

Comparable hotel sales (g)	832	789

Comparable hotel expenses
Room	121	115
Food and beverage (h)	196	191
Other	31	30
Management fees, ground rent and other costs	266	249

Comparable hotel expenses (i)	614	585

Comparable hotel adjusted operating profit	218	204
Non-comparable hotel results, net (j)	53	14
Office buildings and limited service properties, net (k)	—	(1)
Depreciation and amortization	(116)	(87)
Corporate and other expenses	(21)	(20)

Operating profit	$134	$110

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.

(d)	Food and beverage profit margin under GAAP is calculated as the food and beverage profit of $86 million and $68 million for the quarters ended March 23, 2007 and March 24, 2006, respectively, divided by the total food and beverage revenues per the consolidated statements of operations.

(e)	Comparable food and beverage adjusted profit margin is calculated as the comparable food and beverage adjusted profit of $73 million and $68 million for the quarters ended March 23, 2007 and March 24, 2006, respectively, divided by the comparable food and beverage sales per the table above.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(f)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:

	Quarter ended
	March 23, 2007	March 24, 2006
Food and beverage sales per the consolidated statements of operations	$323	$259
Non-comparable food and beverage sales	(67)	(10)
Food and beverage sales for the property for which we record rental income	9	8
Adjustment for food and beverage sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	4	2

Comparable food and beverage sales	$269	$259

(g)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended
	March 23, 2007	March 24, 2006
Revenues per the consolidated statements of operations	$1,037	$825
Non-comparable hotel sales	(214)	(37)
Hotel sales for the property for which we record rental income, net	13	12
Rental income for office buildings and select service hotels	(18)	(18)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	14	7

Comparable hotel sales	$832	$789

(h)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:

	Quarter ended
	March 23, 2007	March 24, 2006
Food and beverage expenses per the consolidated statements of operations	$237	$191
Non-comparable food and beverage expense	(49)	(6)
Food and beverage expenses for the property for which we record rental income	5	4
Adjustment for food and beverage expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	3	2

Comparable food and beverage expenses	$196	$191

(i)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended
	March 23, 2007	March 24, 2006
Operating costs and expenses per the consolidated statements of operations	$903	$715
Non-comparable hotel expenses	(160)	(24)
Hotel expenses for the property for which we record rental income	16	15
Rent expense for office buildings and select service hotels	(18)	(19)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	10	5
Depreciation and amortization	(116)	(87)
Corporate and other expenses	(21)	(20)

Comparable hotel expenses	$614	$585

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(j)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.

(k)	Represents rental income less rental expense for select service properties and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	March 23, 2007	December 31, 2006
Equity
Common shares outstanding	522.0	521.1
Common shares and minority held common OP Units outstanding	540.6	539.9
Preferred OP Units outstanding	.02	.02
Class E Preferred shares outstanding	4.0	4.0
Security pricing (per share price)
Common (a)	$26.87	$24.55
Class E Preferred (a)	$27.00	$26.59
3 1/4% Exchangeable Senior Debentures (b)	$1,609.22	$1,473.30
2 5/8% Exchangeable Senior Debentures (c)	$985.00	$—
Dividends declared per share for calendar year
Common (d)	$.20	$.76
Class E Preferred (d)	$.555	$2.22
Class C Preferred (e)	$—	$.86
Debt
Series K senior notes, with a rate of 7 1/8% due November 2013	$725	$725
Series M senior notes, with a rate of 7% due August 2012	347	347
Series O senior notes, with a rate of 6 3/8% due March 2015	650	650
Series Q senior notes, with a rate of 6 3/4% due June 2016	800	800
Series S senior notes, with a rate of 6 7/8% due November 2014	496	496
$500 million Exchangeable Senior Debentures, with a rate of 3 1/4 % due April 2024	495	495
$600 million Exchangeable Senior Debentures, with a rate of 2 5/8% due April 2027 (c)	591	—
Senior notes, with an average rate of 9.7%, maturing through May 2012	13	13

Total senior notes	4,117	3,526
Mortgage debt (non-recourse) secured by $3.6 billion of real estate assets, with an average interest rate of 7.1% and 7.5% at March 23, 2007 and December 31, 2006, respectively, maturing through December 2023 (f)	2,262	2,014
Credit facility (g)	—	250
Other	88	88

Total debt	$6,467	$5,878

Percentage of fixed rate debt	100%	94%
Weighted average interest rate	6.3%	6.8%
Weighted average debt maturity	6.0 years	5.9 years

	Quarter ended
	March 23, 2007	March 24, 2006
Hotel Operating Statistics for All Properties (h)
Average daily rate	$189.18	$179.21
Average occupancy	70.2%	70.6%
RevPAR	$132.77	$126.55

(a)	Share prices are the closing price as reported by the New York Stock Exchange.

(b)	Market price as quoted by Bloomberg L.P. Amount reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the occurrence of certain events.

(c)

On March 23, 2007, the Company issued $600 million 2 5/8% exchangeable senior debentures due in April 2027. The debentures were offered in a private placement to qualified institutional buyers. The debentures are exchangeable, upon the occurrence of certain events, into cash up to the principal amount of the debentures exchanged and either cash and/or shares, at the Company’s option, with respect to additional proceeds due to holders of the debentures, if any. The market price reflects the price of a single $1,000 debenture at the March 23, 2007 issuance date.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(d)	On March 15, 2007, the Company declared a first quarter common dividend of $.20 per share and a first quarter preferred dividend of $.5546875 per share for its Class E cumulative redeemable preferred stock.

(e)	On May 19, 2006, the Company redeemed, at par, all of the shares of its 10% Class C cumulative redeemable preferred stock for approximately $151 million, including accrued dividends.

(f)	Subsequent to the first quarter, we prepaid $129 million of mortgage debt, which lowered the mortgage debt balance to approximately $2.1 billion.

(g)	Currently, the Company has $575 million of available capacity under its credit facility.

(h)	The operating statistics reflect all consolidated properties as of March 23, 2007 and March 24, 2006, respectively. The operating statistics include the results of operations for seven properties sold as of March 23, 2007 and seven properties sold in 2006 prior to their disposition.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 23, 2007			Quarter ended March 24, 2006
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income available to common stockholders	$185	521.5	$.35	$166	378.0	$.44
Adjustments:
Gains on dispositions, net of taxes	(141)	—	(.27)	(153)	—	(.41)
Amortization of deferred gains and other property transactions, net of taxes	(1)	—	—	(1)	—	—
Depreciation and amortization	117	—	.23	89	—	.24
Partnership adjustments	7	—	.01	8	—	.02
FFO of minority partners of Host LP (a)	(6)	—	(.01)	(5)	—	(.01)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.8	—	—	.9	—
Assuming conversion of 3.25% Exchangeable Senior Debentures	5	29.0	(.01)	5	28.1	(.01)
Assuming conversion of Convertible Subordinated Debentures	—	—	—	2	8.2	—

FFO per diluted share (b)	$166	551.3	$.30	$111	415.2	$.27

(a)	Represents FFO attributable to the minority interests in Host LP.

(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other minority interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

	Quarter ended
	March 23, 2007	March 24, 2006
Revenues
Rooms	$614	$487
Food and beverage	323	259
Other	69	50

Total hotel sales	1,006	796
Rental income	31	29

Total revenues	1,037	825

Expenses
Rooms	152	118
Food and beverage	237	191
Hotel departmental expenses	251	204
Management fees	45	34
Other property-level expenses	81	61
Depreciation and amortization	116	87
Corporate and other expenses	21	20

Total operating costs and expenses	903	715

Operating profit	134	110
Interest income	6	5
Interest expense	(94)	(91)
Net gains on property transactions	1	1
Minority interest expense	(4)	(4)
Equity in earnings of affiliates	2	1

Income before income taxes	45	22
Benefit (provision) for income taxes	5	(1)

Income from continuing operations	50	21
Income from discontinued operations (b)	144	160

Net income	194	181
Less: Distributions on preferred units	(2)	(6)

Net income available to common unitholders	$192	$175

Basic earnings per common unit:
Continuing operations	$.09	$.04
Discontinued operations	.27	.40

Basic earnings per common unit	$.36	$.44

Diluted earnings per common unit:
Continuing operations	$.09	$.04
Discontinued operations	.26	.40

Diluted earnings per common unit	$.35	$.44

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. When distinguishing between Host and Host LP, the primary difference is the partnership interests in Host LP held by outside partners, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

(b)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for seven properties sold in 2007 and seven properties sold in 2006.

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended
	March 23, 2007	March 24, 2006
Net income	$194	$181
Interest expense	94	91
Depreciation and amortization	116	87
Income taxes	(5)	1
Discontinued operations (a)	2	2

EBITDA	401	362
Gains on dispositions	(141)	(153)
Amortization of deferred gains	(1)	(1)
Consolidated partnership adjustments:
Minority interest expense	4	4
Distributions to minority partners	—	—
Equity investment adjustments:
Equity in earnings of affiliates	(2)	(1)
Distributions received from equity investments	2	1

Adjusted EBITDA of Host LP	$263	$212

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Second Quarter 2007 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Second Quarter 2007 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$107	522.2	$.20
Adjustments:
Depreciation and amortization	127	—	.24
Gain on dispositions, net of taxes	(1)	—	—
Partnership adjustments	9	—	.02
FFO of minority partners of Host LP (b)	(8)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—
Assuming conversion of 3.25% Exchangeable Senior Debentures	4	29.0	(.01)

FFO per diluted share	$238	553.2	$.43

	High-end of Range
	Second Quarter 2007 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$117	522.2	$.22
Adjustments:
Depreciation and amortization	127	—	.24
Gain on dispositions, net of taxes	(1)	—	—
Partnership adjustments	10	—	.02
FFO of minority partners of Host LP (b)	(9)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—
Assuming conversion of 3.25% Exchangeable Senior Debentures	4	29.0	(.01)

FFO per diluted share	$248	553.2	$.45

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2007 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2007 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$564	522.3	$1.08
Adjustments:
Depreciation and amortization	541	—	1.04
Gain on dispositions, net of taxes	(149)	—	(.29)
Partnership adjustments	33	—	.06
FFO of minority partners of Host LP (b)	(33)	—	(.06)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.7	(.01)
Assuming conversion of 3.25% Exchangeable Senior Debentures	19	29.5	(.06)

FFO per diluted share	$975	553.5	$1.76

	High-end of Range
	Full Year 2007 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$610	522.3	$1.17
Adjustments:
Depreciation and amortization	541	—	1.04
Gain on dispositions, net of taxes	(149)	—	(.29)
Partnership adjustments	34	—	.06
FFO of minority partners of Host LP (b)	(35)	—	(.06)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.7	(.01)
Assuming conversion of 3.25% Exchangeable Senior Debentures	19	29.5	(.07)

FFO per diluted share	$1,020	553.5	$1.84

(a)	The second quarter and full year 2007 forecasts were based on the following assumptions:

•	Comparable hotel RevPAR will increase 6.5% and 8.0% for the full year for the low and high ends of the forecasted range, respectively.

•	Comparable hotel plus the Starwood Portfolio RevPAR will increase 6.5% and 8.5% for both the second quarter and the full year for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 100 basis points and 125 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	Approximately $400 million of acquisitions will be made in 2007.

•	We expect to have incremental hotel dispositions of approximately $200 million beyond the $330 million of hotels sold in the first quarter of 2007.

•

We expect to spend approximately $640 million on capital expenditures in 2007, including approximately $310 million for maintenance capital expenditures. The remainder of the expenditures will be for return on investment/repositioning projects.

•

Approximately $1 billion of debt has been, or will be, refinanced. Charges, net of the minority interest benefit, totaling approximately $45 million ($.08 of FFO per diluted share effect) related to costs associated with the debt repayments will be incurred for both the second quarter and the full year, respectively.

•	Fully diluted weighted average shares for Earnings per diluted share and FFO per diluted share will be 553.2 million for the second quarter and 553.5 million for the full year.

The amounts shown in these forecasts are based on these and other assumptions, as well as management’s estimate of operations for 2007. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will be materially different. Risks that may affect these assumptions and forecasts include the following:

•	the level of RevPAR and margin growth may change significantly;

•

the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains (losses) on dispositions;

•	the amount and timing of debt prepayments is an estimate that can substantially affect the level of interest expense and net income;

•	the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

(b)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2007 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2007 Forecast
	Low-end of range	High-end of range
Percent change in Comparable Hotel RevPAR	6.5%	8.0%
Operating profit margin under GAAP (b)	16.2%	16.7%
Comparable hotel adjusted operating profit margin (c)	27.9%	28.2%
Comparable hotel sales
Room	$2,539	$2,575
Other	1,541	1,562

Comparable hotel sales (d)	4,080	4,137

Comparable hotel expenses
Rooms and other departmental costs	1,647	1,669
Management fees, ground rent and other costs	1,293	1,303

Comparable hotel expenses (e)	2,940	2,972

Comparable hotel adjusted operating profit	1,140	1,165
Non-comparable hotel results, net	353	370
Office buildings and select service properties, net	7	7
Depreciation and amortization	(542)	(542)
Corporate and other expenses	(80)	(80)

Operating profit	$878	$920

(a)	Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2007. We have assumed that 94 hotels will be classified as comparable as of December 31, 2007. No assurances can be made as to the hotels that will be in the comparable hotel set for 2007. Also, see the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2007 forecasts.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted an increase in margins of 100 basis points to 125 basis points over the comparable adjusted operating profit margin of 26.9%.

(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2007
	Low-end of range	High-end of range
Revenues	$5,414	$5,512
Non-comparable hotel sales	(1,291)	(1,333)
Hotel sales for the property for which we record rental income, net	52	53
Rental income for office buildings and select service hotels	(95)	(95)

Comparable hotel sales	$4,080	$4,137

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2007 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2007
	Low-end of range	High-end of range
Operating costs and expenses	$4,536	$4,592
Non-comparable hotel expenses	(938)	(963)
Hotel expenses for the property for which we record rental income	52	53
Rent expense for office buildings and select service hotels	(88)	(88)
Depreciation and amortization	(542)	(542)
Corporate and other expenses	(80)	(80)

Comparable hotel expenses	$2,940	$2,972

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2007 Forecasts (a)

(unaudited, in millions)

	Full Year 2007
	Low-end of range	High-end of range
Net income	$594	$640
Interest expense	435	435
Depreciation and amortization	542	542
Income taxes	20	14

EBITDA	1,591	1,631
Gains on dispositions	(149)	(149)
Consolidated partnership adjustments:
Minority interest expense	9	9
Distributions to minority partners	(8)	(8)
Equity investment adjustments:
Equity in earnings of affiliates	(2)	(2)
Distributions received from equity investments	9	9

Adjusted EBITDA of Host LP	$1,450	$1,490

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2007. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance, or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic condition, competition and governmental actions will affect future transactions, results performance and achievements. Although we believe the expectations in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material. For purposes of the full year forecasts, we have utilized the same, previously detailed assumptions as those utilized for the full year forecasts for Host Hotels & Resorts, Inc.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the first quarter of 2007 ended on March 23, and the first quarter of 2006 ended on March 24, though both quarters reflect twelve weeks of operations. In contrast, the first quarter of 2007 included 82 days of operations, while the first quarter of 2006 included 83 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 40% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2002) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the first quarter of 2007 reflect 12 weeks of operations for the period from December 30, 2006 to March 23, 2007 for our Marriott-managed hotels and results from January 1, 2007 to February 28, 2007 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the first quarter of 2006 reflect 12 weeks of operations for the period from December 31, 2005 to March 24, 2006 for our Marriott-managed hotels and results from January 1, 2006 to February 28, 2006 for operations of all other hotels which report results on a monthly basis.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

COMPARABLE HOTEL AND COMPARABLE HOTEL PLUS THE STARWOOD PORTFOLIO OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. Of the 121 hotels that we owned as of March 23, 2007, 94 hotels have been classified as comparable hotels. The operating results of the following hotels that we owned as of March 23, 2007 are excluded from comparable hotel results for these periods:

•	24 consolidated hotels that we acquired from Starwood on April 10, 2006;

•	The Westin Kierland Resort & Spa (acquired in September 2006);

•	Atlanta Marriott Marquis (major renovation started in August 2005); and

•	New Orleans Marriott (property damage and business interruption from Hurricane Katrina in August 2005).

The operating results of the 14 hotels we disposed of in 2007 and 2006 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

In addition to comparable hotel RevPAR, we also have presented comparable hotel plus the Starwood portfolio RevPAR. This represents our comparable hotels (described above) plus the 24 hotels acquired from Starwood on April 10, 2006 that we own as of March 23, 2007. Accordingly, we have included the results of the Starwood portfolio for periods prior to our ownership in 2006 in the determination of the comparable hotel plus Starwood portfolio RevPAR. As properties managed by Starwood report results on a monthly basis, the first quarter RevPAR reflects the results of these hotels for January and February consistent with our treatment of reporting periods discussed previously. Given the significance of the Starwood portfolio to our operating results, we believe this supplemental presentation provides useful information to investors.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share of Host, (ii) EBITDA of Host LP, (iii) Adjusted EBITDA of Host LP and (iv) Comparable Hotel Operating Results of Host. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

As of April 24, 2007, Host owns approximately 96.6% of the partnership interest of Host LP and is its sole general partner. We conduct all of our operations through Host LP, and Host LP is the obligor on our senior notes and on our credit facility. Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, the Adjusted EBITDA of Host LP is presented because we believe it is a relevant measure in calculating certain credit ratios, since Host LP is the owner of all of our hotels and is the obligor on our debt noted above. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•

Gains and Losses on Dispositions – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•

Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because we believe that including these amounts in EBITDA does not reflect the effect of the minority interest position on our performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

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Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

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Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.